UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”) authorized and appointed Janet Risi Field as a member of the Board, effective immediately. The Board also appointed her to the Compensation Committee of the Board. The Company issued a press release announcing the appointment of Ms. Risi, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Ms. Risi currently serves as President and Chief Executive Officer of Independent Purchasing Cooperative (“IPC”), a supply chain management organization, which she founded in 1996. IPC supplies all goods and services to the international fast food company, SUBWAY®. Risi formed IPC when SUBWAY had 7,000 restaurants, and has served on the SUBWAY Strategic Planning Council to help grow the brand to over 40,000+ units worldwide. IPC now manages in excess of $5 billion annually, covering food, packaging, equipment supplies, distribution, Gift and Loyalty card sales and marketing management, and services such as technology implementation. Prior to founding IPC, Ms. Risi was a commodities buyer for Ralston Purina. Ms. Risi also serves on the board of directors for Coral Gables Trust Bank and The Florida House. Ms. Risi received a B.A in English and a minor in Business from DePauw University.

As a director, Ms. Risi will participate in the Company’s non-employee director compensation program. Under this program, Ms. Risi will receive an annual cash retainer of $60,000 for service on the Board and an annual cash retainer of $2,500 for service on the Compensation Committee. The annual cash retainers are payable in four equal installments on a quarterly basis, and on a pro-rata basis for service during any portion of a quarter. Additionally, Ms. Risi will receive an initial grant of 150,000 restricted stock units and 200,000 nonstatutory stock options, which vest fifty percent (50%) on the date of the 2018 annual meeting of stockholders and fifty percent (50%) on the date of the 2019 annual meeting of stockholders.

There are no family relationships between Ms. Risi and any of the Company’s directors or executive officers and Ms. Risi does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Ms. Risi was named a director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by the Company on July 28, 2017 announcing the appointment of Janet Risi Field to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: July 28, 2017	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Issued by the Company on July 28, 2017 announcing the appointment of Janet Risi Risi to the Board of Directors.